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                           PERSONAL SERVICES AGREEMENT
                           ---------------------------

                  AGREEMENT made as of this 1st day of October, 1995, by and between GST USA, INC. and GST TELECOM INC., each Delaware corporations with their principal offices at 4317 N.E. Thurston Way, Vancouver, Washington 98662 (the "Corporations"), and STEPHEN IRWIN, with an office at 15 Eisenhower Drive, Cresskill, New Jersey 02626 ("Irwin").

                              W I T N E S S E T H :

                  WHEREAS, Irwin is an attorney at law with extensive experience in the representation of publicly held corporations and otherwise advising management of publicly held corporations in respect of corporate matters; and

                  WHEREAS, the Corporations desire to retain Irwin to render management and legal services to the Corporations, their parent corporation, GST Telecommunications, Inc. ("GST"), and their subsidiaries (collectively, the "GST Companies"), and Irwin is willing to be retained to render such services;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Retention of Irwin. The Corporations hereby retain Irwin to render management and legal services to the GST Companies, subject at all times to the control and direction of the Board of Directors of the Corporations. Irwin shall be appointed as a director and Vice Chairman of the Board of Directors of GST. He shall be elected to such additional offices of the GST Companies as determined by the Board of Directors of GST.


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                  2. Acceptance of Retention. Irwin hereby accepts such
retention and agrees that throughout the period of such retention, he will devote one-half of his working time and attention to the performance of his duties hereunder. Irwin further agrees to devote his knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the GST Companies, and to perform the duties assigned to him pursuant to Paragraph 1 hereof, subject, at all times, to the direction and control of the Board of Directors of the Corporations and GST. Irwin shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the GST Companies shall from time to time establish. The Corporations acknowledge that Irwin will continue to provide legal and management services to persons and entities other than the GST Companies. The performance of such services shall not constitute a breach of this Agreement, provided that they do not interfere with the performance by Irwin of his duties hereunder. Apart from any travel required to perform Irwin's duties hereunder, he shall not be required to be regularly based outside the New York metropolitan area without his prior written consent (which may be withheld in his discretion).

                  3. Term. Except as otherwise provided herein, the term of Irwin's retention hereunder shall commence as of the date hereof and shall continue to and including the 28th day of February, 1999.

                  4. Compensation. As compensation for his services hereunder, and in lieu of billings for his services through the firm of Olshan Grundman Frome & Rosenzweig LLP, or any other law firm with which he may hereafter become affiliated, the


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Corporations shall pay to Irwin a retainer at the rate of $280,000 per annum, or such greater amount as the Board of Directors of GST (the "GST Board") may from time to time determine, in equal installments no less frequently than semi-monthly, and such incentive compensation and bonuses as the GST Board may from time to time determine to award him. Irwin shall, for all purposes, be deemed an independent contractor. The Corporations shall not be obligated to deduct social security, withholding or any other payroll or related taxes from any payments to be made to Irwin under this Agreement.

                  5. Additional Benefits. In addition to such retainer, Irwin (and his family) shall be entitled to participate, to the extent he is (and they are) eligible under the terms and conditions thereof, in any profit sharing, pension, retirement, hospitalization, insurance, disability, medical service, stock option, bonus or other benefit plan generally available to the executive officers of the Corporations that may be in effect from time to time during the period of Irwin's retention hereunder. The Corporations shall be under no obligation to institute or continue the existence of any such benefit plan. By separate agreement, GST is issuing and delivering to Irwin a five-year warrant to purchase 300,000 of its Common Shares at a price of $6.75 per share, such warrant to become exercisable in three equal annual installments on October 1, 1996, 1997 and 1998.

                  6. Reimbursement of Expenses. The Corporations shall reimburse Irwin in accordance with applicable policies of the GST Companies for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of

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the GST Companies, upon the submission to the Chief Financial Officer of either of the Corporations of appropriate receipts or vouchers therefor.

                  7. Facilities and Personnel. Irwin shall be provided such facilities, supplies, personnel and services as shall be required or reasonably requested for the performance of his duties hereunder.

                  8. Vacation. Irwin shall be entitled to paid vacation for such periods annually as are consistent with those taken by senior executives of the Corporations, such vacation to be taken at times mutually agreeable to Irwin and the Board of Directors of the Corporations.

                  9. D&O Insurance Coverage. The Corporations shall use their best efforts to cause GST to obtain and maintain, at GST's cost and expense, directors' and officers' liability insurance coverage for the directors and officers of GST, including Irwin. Nothing herein shall be deemed to require GST to provide such coverage for Irwin if it is not then providing such coverage generally to its directors and officers.

                  10. Restrictive Covenant. In consideration of his retention hereunder, Irwin agrees that during the period of such retention, he will not
(a) directly or indirectly own, manage, operate, join, control, participate in or invest in, whether as an officer, director, employee, partner or investor, any business entity that is engaged in the design, development, construction or operation of alternate access or other telecommunications networks, in providing long distance or other telecommunications services or in any other business in which the GST Companies, or any of them,

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are engaged during such period within the United States of America (1) in all locations in which the GST Companies or any of them are doing business, and (2) in all locations in respect of which the GST Companies are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies, or any of them theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a competitive access project (a "CAP") such planning and/or pursuit must have involved material efforts on the part of the GST Companies or any of them, (b) for himself or on behalf of any other person, partnership, corporation or entity, call on any customer of the GST Companies for the purpose of soliciting, diverting or taking away any customer from the GST Companies (1) in all locations in which the GST Companies or any of them are doing business, and (2) in all locations in respect of which the GST Companies or any of them are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies or any of them theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a CAP, such planning and/or pursuit must have involved material efforts on the part of the GST Companies or any of them, or (c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by the GST Companies or any of them, to terminate his or her relationship with the GST Companies or any of them. Nothing herein contained shall be deemed to prohibit Irwin from (x) investing his funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities

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exchange or are traded in the over-the-counter market and Irwin's holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding, (y) owning securities, regardless of amount, of GST or (z) representing as legal counsel firms or individuals engaged in any aspect of the telecommunications industry.

                  Irwin acknowledges that the provisions of this Paragraph 10 are reasonable and necessary for the protection of the GST Companies, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this Paragraph 10, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  11. Confidential Information. Irwin shall hold in a fiduciary capacity for the benefit of the GST Companies all information, knowledge and data relating to or concerned with their operations, sales, business and affairs, and he shall not, at any time for a period of two years after termination of his retention hereunder, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation (unless the GST Companies no longer treat such information as confidential) other

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than to the GST Companies or their designees and employees or except as may otherwise be required in connection with the business and affairs of the GST Companies; provided, however, that Irwin may use, disclose or divulge such information, knowledge or data that (i) is known to Irwin at the commencement of his employment hereunder; (ii) is or becomes generally available to the public through no wrongful act on Irwin's part; or (iii) becomes available to Irwin from a person or entity other than the GST Companies or their agents not bound by this or a similar agreement with the GST Companies.

                  12. Equitable Relief. The parties hereto acknowledge that Irwin's services are unique and that, in the event of a breach or a threatened breach by Irwin of any of his obligations under this Agreement, the Corporations will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Irwin, the Corporations shall be entitled to such equitable and injunctive relief as may be available to restrain Irwin and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Corporations from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the retention of Irwin hereunder.

                  13. Survival of Provisions. Neither the termination of this Agreement, nor of Irwin's retention hereunder, shall terminate or affect in any manner any provision of this Agreement that is intended by its terms to survive such termination.

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                  14. Death. In the event of termination of Irwin's retention hereunder by reason of his death, the Corporations shall pay a benefit (the "Benefit Payment") to such person or persons as Irwin shall, at his option, from time to time designate by written instrument delivered to the Corporations, each subsequent designation to revoke all prior designations, or if no such designation is made, to Irwin's estate (the "Payment Beneficiary"). The Benefit Payment shall be in an amount equal to one and one-half times Irwin's then current annual retainer, and shall be payable to the Payment Beneficiary in equal quarterly installments over a period of one and one-half years, provided that if the GST Companies, or any of them, then maintain a life insurance policy on the life of Irwin under which they are the beneficiary, the amount of the death benefit payable thereunder, to a maximum amount equal to the Benefit Payment, less installments of the Benefit Payment theretofore paid, shall be paid to the Payment Beneficiary on the Benefit Payment installment payment date next succeeding the date on which the GST Companies receive such death benefit proceeds, which shall satisfy in full the Corporations' obligations under this Paragraph 14.

                  15. Disability. In the event that during the term of his retention by the Corporations Irwin shall become Disabled (as such term is hereinafter defined) he shall continue to receive the full amount of the retainer to which he was theretofore entitled for a period of six months after he shall be deemed to have become Disabled (the "First Disability Payment Period"). If the First Disability Payment Period shall end prior to February 28, 1999, Irwin thereafter shall be entitled to receive a retainer at an

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annual rate equal to one-half of his then current retainer for a further period ending on the earlier of (i) one year thereafter, or (ii) February 28, 1999 (the "Second Disability Payment Period"). Upon the expiration of the Second Disability Payment Period, Irwin shall not be entitled to receive any further payments on account of his retainer until he shall cease to be Disabled and shall have resumed his duties hereunder and provided that the Corporations shall not have theretofore terminated this Agreement as hereinafter provided. The Corporations may terminate this Agreement and Irwin's retention hereunder at any time after Irwin is Disabled, upon at least 10 days' prior written notice. For the purposes of this Agreement, Irwin shall be deemed to have become Disabled when (x) by reason of physical or mental incapacity, Irwin is not able to perform a substantial portion of his duties hereunder for a period of 135 consecutive days or for 135 days in any consecutive 225-day period or (y) when Irwin's physician or a physician designated by the Corporations shall have determined that Irwin shall not be able, by reason of physical or mental incapacity, to perform a substantial portion of his duties hereunder. If Irwin shall receive benefits under any disability policy maintained by the GST Companies, the Corporations shall be entitled to deduct the amount equal to the benefits so received from the retainer that they otherwise would have been required to pay to Irwin as provided above.

                  The foregoing provisions regarding disability shall be adjusted during the term hereof to match the most favorable disability benefits provided to any other senior executive of the Corporations.

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                  16. Termination for Cause. The Corporations may at any time upon written notice to Irwin terminate Irwin's retention for Cause. For purposes of this Agreement, the following shall constitute Cause: (i) the willful and repeated failure of Irwin to perform any material duties hereunder or gross negligence of Irwin in the performance of such duties, and if such failure or gross negligence is susceptible of cure by Irwin, the failure to effect such cure within 20 days after written notice of such failure or gross negligence is given to Irwin; (ii) excessive use of alcohol or illegal drugs interfering with the performance of Irwin's duties hereunder; (iii) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule relating to Irwin's retention; (iv) the conviction of a felony or other crime involving moral turpitude by Irwin; or (v) the breach by Irwin of any other material provision of this Agreement, and if such breach is susceptible of cure by Irwin, the failure to effect such cure within 20 days after written notice of such breach is given to Irwin. For purposes of this Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly, distinguished from an act done carelessly, thoughtlessly or inadvertently. In any such event, Irwin shall be entitled to receive his retainer to and including the date of termination. Should Irwin in good faith dispute his termination for Cause, he shall give prompt written notice thereof to the Corporations, in which event such dispute shall be submitted to and determined by arbitration in New York, New York before an arbitrator appointed pursuant to the rules of the American Arbitration Association (the "Arbitrator"). Such arbitration shall


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be conducted in accordance with such rules as shall be promulgated by the
Arbitrator, which shall include a discovery period not to exceed 30 days in length and which may include any or all of the rules then obtaining of the American Arbitration Association. Any award or decision of the Arbitration shall be conclusive in the absence of fraud and judgment thereon may be entered in any court having jurisdiction thereof. The costs of such arbitration shall be borne by the party against whom any award or decision is rendered. Irwin shall not be entitled to receive any compensation for periods subsequent to his dismissal pursuant to this Paragraph 16.

                  17. Change of Control.

                      (i) If prior to the termination of this Agreement, there is a Change of Control (as such term is defined herein) and thereafter any of the following occur: (a) Irwin is placed in any position of lesser stature than that of Vice Chairman of the Board of Directors of GST; is assigned duties inconsistent with those theretofore performed by him or duties which, if performed, would result in a significant change in the nature or scope of the functions or duties theretofore performed by him; is assigned performance requirements or working conditions that are at variance with the performance requirements and working conditions in effect on the date hereof; or is accorded treatment on a general basis that is in derogation of his status as Vice Chairman of the Board of GST; (b) Irwin ceases to serve as a member of the GST Board; (c) any breach of Paragraph 2 or Paragraphs 4 through 8, inclusive, of this Agreement; or (d) any requirement of the Corporations that the location at which Irwin performs his principal duties for the

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Corporations be outside a radius of 50 miles from the location at which Irwin performed such duties immediately prior to the Change of Control, then the Agreement shall be deemed to have been terminated by the Corporation otherwise than by reason of Cause and the Corporations shall pay to Irwin within five days after notice from Irwin to such effect, as liquidated damages, a lump sum cash payment equal to 2.99 times the "base amount" of Irwin's compensation hereunder. For purposes hereof, "base amount" shall have the meaning provided in Section 280G (b) (2) (A) of the Internal Revenue Code of 1986, as amended, and the Proposed Regulations thereunder.

                  (ii) For the purposes of this Agreement, a Change of Control means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of GST or the Corporations to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") excluding the GST Companies
(ii) the merger, consolidation or other business combination of GST or the Corporations with or into another corporation with the effect that the shareholders of GST or the Corporations, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the GST Board or of any committee of the GST Board or of either of the Boards in any given year as compared to the


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directors who constituted the GST Board or such committee or either of the
Boards at the beginning of such year, and such replacement shall not have been approved by the GST Board or the Boards, as the case may be, as constituted at the beginning of such year, (iv) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of GST or either of the Corporations representing 50% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                  18. Insurance Policies. The GST Companies shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Irwin for the benefit of the Corporation, in such amounts as the GST Companies shall determine in their sole discretion. In connection therewith, Irwin shall, at such place or places as the GST Companies may reasonably direct, submit himself to physical examinations on an annual basis (or more frequently) should an insurer or prospective insurer so require, and execute and deliver such documents as the GST Companies may deem necessary to obtain such insurance policies.

                  19. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and any prior agreement between the Corporations and Irwin with respect to the subject matter hereof is hereby superseded and terminated effective immediately and shall be

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without further force or effect. No amendment or modification himself shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

                  20. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid to the parties at their respective addresses set forth above (in the case of the Corporations, Attention: Chief Executive Officer). Any of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other parties given under this Paragraph 20. The date of the giving of any notice hand delivered or delivered by responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

                  21. No Assignment; Binding Effect. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by Irwin or the Corporations without the prior written consent of the other parties hereto. This Agreement shall be binding upon Irwin, his heirs, executors and administrators and upon the Corporations, their respective successors and permitted assigns.

                  22. Waivers. No course of dealing nor any delay on the part of the Corporations in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default

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or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  23. Governing Law; Forum. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, except that body of law relating to choice of laws. Except as otherwise provided in Paragraph 16 hereof, any action, suit or proceeding with respect to this Agreement and the respective rights, remedies, duties and liabilities of the parties hereunder shall be brought in the courts of the State of New York located in New York, New York or in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each party accepts for itself, generally and unconditionally, the jurisdiction of such courts. The parties hereto irrevocably waive any objection that they may now or hereafter have to the commencement of any such action, suit or proceeding in such courts.

                  24. Invalidity. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                  25. Further Assurances. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

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                  26. Attorneys' Fees. If any action, suit or proceeding is
filed by any party to enforce or rescind this Agreement or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorneys' fees incurred in preparation or in prosecution or defense of such action, suit or proceeding as fixed by the arbitrator or trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed on appeal.

                  IN WITNESS WHEREOF, the parties hereto have caused this Personal Services Agreement to be duly executed as of the day and year first above written.

                                    GST USA, INC.

                                    By:  /s/ Gordon Blankstein
                                       -----------------------------------------
                                                                        (Title)

                                    GST TELECOM INC.

                                    By:  /s/ Gordon Blankstein
                                       -----------------------------------------
                                                                        (Title)

                                         /s/ Stephen Irwin
                                       -----------------------------------------
                                                   STEPHEN IRWIN

THE FOREGOING AGREEMENT IS
CONSENT TO AND ACKNOWLEDGED:

GST TELECOMMUNICATIONS, INC.

By: /s/ Gordon Blankstein
--------------------------------
                      (Title)


By: /s/ John Warta
--------------------------------
                      (Title)


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